Filed Pursuant to Rule 424(b)(3)
Registration No. 333-257883

Prospectus Supplement

(To Prospectus dated July 14, 2021)

383,000 Shares

Royalty Pharma plc

Class A ordinary shares

The RP Management Equity Incentive Plan Trust (the “Trust”) may, from time to time, award our Class A ordinary shares to employees and consultants of RP Management, LLC, a Delaware limited liability company (the “Manager”), pursuant to the RP Management Equity Incentive Plan that was adopted by the Managing Trustees of the Trust (the “Trust Board”) on the Trust’s behalf on February 9, 2022 (as may be amended from time to time, the “Plan”). The Class A ordinary shares available under the Plan are issued and outstanding shares that were previously held by affiliates of the Manager. No additional Class A ordinary shares of Royalty Pharma plc are being made available for issuance under the Plan. This prospectus supplement relates to up to 383,000 Class A ordinary shares that may be awarded from time to time under the Plan. There will be no change in the number of outstanding Class A ordinary shares of Royalty Pharma plc as a result of the Class A ordinary shares that are being offered under the Plan, including pursuant to this prospectus supplement. We will not receive any proceeds in connection with awards made by the Trust pursuant to the Plan.

Our Class A ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RPRX.”

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Ownership of our Class A ordinary shares involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

November 16, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information in the documents we have listed under the heading “Where You Can Find More Information.”

Neither we nor the Trust have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Trust take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Trust are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

Except where the context otherwise requires, in this prospectus supplement, the terms “Royalty Pharma,” the “Company,” “we,” “us,” and “our” refer to Royalty Pharma plc, an English public limited company incorporated under the laws of England and Wales, and its subsidiaries on a consolidated basis. The “Manager” refers to RP Management, LLC, a Delaware limited liability company, our external advisor which provides us with all advisory and day-to-day management services. “RP Holdings” refers to Royalty Pharma Holdings Ltd. References in this prospectus supplement to “Class A ordinary shares” refer to the Class A ordinary shares of the Company, or depositary receipts representing such shares, as applicable.

S-i

Prospectus Supplement

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the termination of any offering under this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), filed with the SEC on February 15, 2023.

(b) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June  30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 8, 2023 and November 8, 2023, respectively.

(c) our Current Reports on Form 8-K, filed with the SEC on March 28, 2023, June  23, 2023 and October 19, 2023.

You may request a copy of each of the documents incorporated by reference into this prospectus supplement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at:

Royalty Pharma plc

c/o Investor Relations

110 East 59th Street

New York, New York 10022

(212) 883-0200

S-iii

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and other documents incorporated by reference herein and therein may contain statements that are forward-looking. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective assets, our industry, our beliefs and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors.” You should specifically consider the numerous risks outlined under “Risk Factors” in this prospectus supplement and in the Annual Report incorporated by reference herein, as they may be updated by our filings under the Exchange Act. These risks and uncertainties include factors related to:

•	sales risks of biopharmaceutical products on which we receive royalties;

•	the ability of the Manager to locate suitable assets for us to acquire;

•	uncertainties related to the acquisition of interests in development-stage biopharmaceutical product candidates and our strategy to add development-stage product candidates to our product portfolio;

•	the assumptions underlying our business model;

•	our ability to successfully execute our royalty acquisition strategy;

•	our ability to leverage our competitive strengths;

•	actual and potential conflicts of interest with the Manager and its affiliates;

•	the ability of the Manager or its affiliates to attract and retain highly talented professionals;

•	the effect of changes to tax legislation and our tax position; and

•	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus supplement and in our filings with the SEC.

Although we believe the expectations reflected in the forward-looking statements are reasonable, any of those expectations could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement and the accompanying prospectus should not be regarded as a representation by us that our plans and business objectives will be achieved. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations.

S-iv

SUMMARY

This summary description of our business and the offering may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Company

We are the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry. Since our founding in 1996, we have been pioneers in the royalty market, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. We have assembled a portfolio of royalties which entitles us to payments based directly on the top-line sales of many of the industry’s leading therapies, which includes royalties on more than 35 commercial products, including Vertex’s Trikafta, Kalydeco, Orkambi and Symdeko, Biogen’s Tysabri and Spinraza, AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, GSK’s Trelegy, Novartis’ Promacta, Pfizer’s Nurtec ODT, Johnson & Johnson’s Tremfya, Roche’s Evrysdi, Gilead’s Trodelvy, and 11 development-stage product candidates. We fund innovation in the biopharmaceutical industry both directly and indirectly—directly when we partner with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties or milestones, and indirectly when we acquire existing royalties from the original innovators.

Our capital-efficient business model enables us to benefit from many of the most attractive characteristics of the biopharmaceutical industry, including long product life cycles, significant barriers to entry and noncyclical revenues, but with substantially reduced exposure to many common industry challenges such as early stage development risk, therapeutic area constraints, high research and development costs, and high fixed manufacturing and marketing costs. We have a highly flexible approach that is agnostic to both therapeutic area and treatment modality, allowing us to acquire royalties on the most attractive therapies across the biopharmaceutical industry.

The Manager

Since the inception of our business, all aspects of our business and operations have been conducted by the Manager, pursuant to advisory and management agreements. Mr. Legorreta, our Chief Executive Officer and the Chairman of our Board, and our other key advisory professionals are employees of the Manager.

The Trust and the Plan

The Trust is a trust established under the laws of the State of Delaware for the purpose of administering the Plan. The Class A ordinary shares available under the Plan are issued and outstanding shares that were previously held by affiliates of the Manager. The Trust Board adopted the Plan on the Trust’s behalf on February 9, 2022 and is responsible for administering the Plan and making all determinations thereunder with respect to the Class A ordinary shares, including approving the grant of awards of restricted Class A ordinary shares from the Trust under the Plan (“Awards”) and determining the terms and conditions of the Awards. Awards under the Plan may be granted from the Trust to eligible employees or consultants of the Manager or one of its subsidiaries who are selected by the Trust Board in its discretion to receive such Award. Awards will be granted in the form of restricted Class A ordinary shares that will be subject to forfeiture and transfer restrictions until the applicable vesting conditions are satisfied, as determined by the Trust Board with respect to each such grant. Vesting conditions will be determined in the discretion of the Trust Board and may include service-based and/or performance-based vesting conditions. The Plan will terminate upon the earliest to occur of (i) 10 years from February 9, 2022, the effective date of the Plan, (ii) the date on which the maximum number of Class A ordinary shares available for issuance under the Plan have been issued, (iii) the date the Plan is terminated by the Trust Board and (iv) the date the Trust is terminated or liquidated in accordance with its terms.

Corporate Information

Our predecessor was founded in 1996 and we were incorporated under the laws of England and Wales on February 6, 2020. We are a holding company, and our principal asset is a controlling equity interest in RP Holdings. Our principal executive offices are located at 110 East 59th Street, New York, NY 10022, and our telephone number is (212) 883-0200. Our Internet site is www.royaltypharma.com. Our website and the information contained therein or connected thereto is not a part of or incorporated into this prospectus supplement and the accompanying prospectus or the registration statement of which they form a part. Our agent for service of process in the United States is CSC North America located at 251 Little Falls Drive, Wilmington, Delaware, 19808.

The Offering

This summary highlights certain terms of the offering but does not contain all information that may be important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety.

Selling Shareholder	The Trust may, from time to time, make awards pursuant to the Plan. See “Plan of Distribution.”

Class A ordinary shares offered by the Trust	Up to 733,000 Class A ordinary shares to certain eligible employees and consultants of the Manager and its subsidiaries from time to time, including up to 383,000 Class A ordinary shares to which this prospectus supplement relates and 350,000 Class A ordinary shares previously registered.

Use of Proceeds	We will not receive any proceeds in connection with awards made by the Trust pursuant to the Plan. See “Use of Proceeds.”

Nasdaq Symbol	“RPRX”

Voting Rights	Each of our Class A ordinary shares and Class B ordinary shares entitles its holder to one vote on all matters to be voted on by our shareholders. Holders of our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except as otherwise required by applicable law. See “Description of Share Capital” in the accompanying prospectus.

Dividends	We intend to approve and pay quarterly cash dividends on our Class A ordinary shares with the income generated from net operating cash flows from royalty revenues and interest income earned on our biopharmaceutical assets. We intend to distribute a significant portion of our Adjusted Cash Flow over time to our shareholders. Dividends for any fiscal quarter, if approved, will be paid no later than 45 days after the end of such quarter. We are not required to pay any dividends, and the payment of any dividend is within the sole discretion of our board of directors.

See “Risk Factors” and “Dividend Policy” in our Annual Report on Form 10-K and our other filings under the Exchange Act incorporated by reference herein.

Taxation	See “Material Tax Considerations” for material U.K. and U.S. federal income tax consequences of the receipt of Awards of restricted Class A ordinary shares under the Plan and the ownership and disposition of our Class A ordinary shares.

Risk Factors	See “Risk Factors” for a discussion of risks you should consider carefully in connection with ownership of our Class A ordinary shares.

RISK FACTORS

Ownership of our Class A ordinary shares involves risks. You should carefully consider all the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in connection with ownership of our Class A ordinary shares. In particular, we urge you to carefully consider the risk factors described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q.

Risks Relating to Our Class A Ordinary Shares

The market price of our Class A ordinary shares has been and may in the future be volatile, which could cause the value of our shareholders’ investment to decline.

The market price of our Class A ordinary shares has been and may be volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. Market volatility, as well as general economic, market or political conditions, could reduce the market price of Class A ordinary shares in spite of our operating performance. In addition to the factors discussed in our filings with the SEC, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including:

•	market conditions in the broader stock market in general, or in our industry in particular;

•	variations in our quarterly operating results or dividends to shareholders;

•	additions or departures of key management personnel at the Manager;

•	timing and rate of capital deployment, including relative to estimates;

•	changes in our portfolio mix or acquisition strategy;

•	failure to meet analysts’ earnings estimates;

•	publication of research reports about our industry;

•	third-party healthcare reimbursement policies and practices;

•	litigation and government investigations;

•	changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business;

•	no results, or projected results, from marketers of products that generate our royalties;

•

results from, and any delays to, the clinical trial programs of development-stage product candidates underlying our biopharmaceutical assets or other issues relating to such products, including regulatory approval or commercialization;

•	adverse market reaction to any indebtedness that we may incur or securities we may issue in the future;

•	changes in market valuations of similar companies or speculation in the press or investment community;

•	announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

•	economic and political conditions or events, such as the COVID-19 pandemic, inflation and rising interest rates and global conflicts, including the Russia-Ukraine war; and

•	adverse publicity about us or the industries in which we participate or individual scandals.

These and other factors may cause the market price of and demand for our Class A ordinary shares to fluctuate significantly, which may limit or prevent our shareholders from reselling their Class A ordinary shares at or above the purchase price.

Stock markets in general have from time to time experienced extreme price and volume fluctuations. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against public companies. This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our ability to pay periodic dividends to our shareholders or make share repurchases may be limited by applicable provisions of English law and contractual restrictions and obligations.

Under English law, we will only be able to declare dividends, make distributions or repurchase shares (other than out of the proceeds of a new issuance of shares for that purpose) out of profits available for distribution. Profits available for distribution are accumulated, realized profits, to the extent that they have not been previously utilized by distribution or capitalization, less its accumulated, realized losses, to the extent that they have not been previously written off in a reduction or reorganization of capital duly made. The amount of our distributable reserves is a cumulative calculation. We may be profitable in a single financial year but unable to pay a dividend or make share repurchases if our accumulated, realized profits do not offset all previous years’ accumulated, realized losses. Additionally, we may only make a distribution if our net assets are not less than the amount of our aggregate called-up share capital and distributable reserves, and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.

Subject to the terms of our indebtedness or other contractual obligations, the approval and payment of any interim dividends are at the sole discretion of our board of directors, which may change our dividend policy at any time and the payment of any final dividends will be subject to majority approval by holders of Class A ordinary and Class B ordinary shares and in each case will be paid out of profits available for that purpose under English law. Our Articles of Association authorize the board of directors to approve interim dividends without shareholder approval to the extent that such dividends appear justified by profits available for such purpose. The board of directors may also recommend final dividends be approved and declared by shareholders at an annual general meeting. No such dividend may exceed the amount recommended by the board of directors.

There can be no assurance that any dividends, whether quarterly or otherwise, will or can be paid or that any shares will or can be repurchased. Our ability to pay dividends to our shareholders or make share repurchases depends on a number of factors, including among other things, general economic and business conditions, our strategic plans and prospects, our business and acquisition opportunities, our financial condition and results of operations, working capital requirements and anticipated cash needs, contractual restrictions and obligations, including fulfilling our current and future capital commitments, legal, tax and regulatory restrictions, restrictions and other implications on the payment of dividends by us to our shareholders or make any share repurchases and such other factors as our board of directors may deem relevant.

A shareholder who receives a distribution under circumstances where he or she knows or has reasonable grounds for believing that the distribution is unlawful in the circumstances is obliged to repay such distribution (or that part of it, as the case may be) to us.

Our Articles of Association provide that the courts of England and Wales will be the exclusive forum for the resolution of all shareholder complaints other than complaints asserting a cause of action arising under the Securities Act and the Exchange Act, and that the U.S. federal district courts will be the exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Securities Act and the Exchange Act.

Our Articles of Association provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act and the Exchange Act, and that the U.S. federal district courts will be the exclusive forum for resolving any shareholder complaint asserting a cause of action arising under the Securities Act and the Exchange Act, including applicable claims arising out of awards made by the Trust. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that such shareholder finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits. If a court were to find either choice of forum provision contained in our Articles of Association to be inapplicable or unenforceable, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our results of operations and financial condition.

U.S. investors may have difficulty enforcing civil liabilities against our company, our directors or members of senior management and the experts named herein.

We are a public limited company with our registered office in England and our subsidiaries are incorporated in various jurisdictions, including jurisdictions outside the United States. One of our directors is not a resident of the United States, and a substantial portion of our assets and the assets of this director are located outside the United States. As a result, it may be difficult for investors to effect service of process on this director in the United States or to enforce judgments obtained in U.S. courts against us or this director based on the civil liability provisions of the U.S. securities laws or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of England may render shareholders unable to enforce a judgment against our assets or the assets of our directors and executive officers. In addition, it is doubtful whether English courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would likely be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a result of the above, shareholders may have more difficulty in protecting their interest through actions against our management, directors or other shareholders than they would as shareholders of a U.S. public company.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

We are incorporated under English law. The rights of our shareholders are governed by English law, including the provisions of the Companies Act 2006 (the “U.K. Companies Act”), and by our Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations.

The U.K. City Code on Takeovers and Mergers (the “Takeover Code”) applies, among other things, to an offer for a public company whose registered office is in the United Kingdom (or the Channel Islands or the Isle of Man) and whose securities are not admitted to trading on a regulated market in the United Kingdom (or the Channel Islands or the Isle of Man) if the company is considered by the Panel on Takeovers and Mergers (the “Takeover Panel”) to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test.” Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom by looking at various factors, including the structure of our board of directors, the functions of the directors and where they are resident.

Given that our central management and control is situated outside the United Kingdom (and the Channel Islands and the Isle of Man), we do not anticipate that we will be subject to the Takeover Code. However, if at the time of a takeover offer, the Takeover Panel determines that we have our place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man), we would be subject to a number of rules and restrictions, including but not limited to the following: (i) our ability to enter into deal protection arrangements with a bidder would be extremely limited; (ii) we might not, without the approval of our shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) we would be obliged to provide equality of information to all bona fide competing bidders.

Under English law, and whether or not we are subject to the Takeover Code, an offeror for us that has acquired (i) 90% in value of; and (ii) 90% of the voting rights carried by the shares to which the offer relates may exercise statutory squeeze-out rights to compulsorily acquire the shares of the non-assenting minority. However, if an offer for us is conducted by way of a scheme of arrangement the threshold for the offeror obtaining 100% of Company shares comprises two components (i) approval by a majority in number of each class of Company shareholders present and voting at the shareholder meeting; and (ii) approval of Company shareholders representing 75% or more in value of each class of Company shareholders present and voting at that meeting.

As an English public limited company, certain capital structure decisions will require shareholder approval, which may limit our flexibility to manage our capital structure.

We are a public limited company incorporated under the laws of England and Wales. English law provides that a board of directors may only allot shares (or rights to subscribe for or convert into shares) with the prior authorization of shareholders, such authorization stating the aggregate nominal amount of shares that it covers and valid for a maximum period of five years, each as specified in the articles of association or relevant shareholder resolution. We have obtained authority from our shareholders to allot additional shares for a period expiring on May 31, 2025, which authorization will need to be renewed upon expiration (i.e., at least every five years) but may be sought more frequently for additional five-year terms (or any shorter period).

English law also generally provides shareholders with preemptive rights when new shares are issued for cash. However, it is possible for the articles of association, or for shareholders to pass a special resolution at a general meeting, being a resolution passed by at least 75% of the votes cast, to disapply preemptive rights. Such a disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the disapplication is contained in the articles of association, or from the date of the shareholder special resolution, if the disapplication is by shareholder special resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years). We have obtained authority from our shareholders to disapply preemptive rights for a period expiring on May 31, 2025, which disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).

English law prohibits us from repurchasing our shares by way of “off market purchases” without the prior approval of shareholders by ordinary resolution (i.e., a majority of the votes cast by our shareholders), and other formalities. Such approval may be for a maximum period of up to five years but may be sought more frequently. English law prohibits us from conducting “on market purchases” as our shares are listed on the NASDAQ and will not be traded on a recognized investment exchange in the United Kingdom.

Our shareholders approved the authorization of certain “off market purchases” that will expire five years from June 23, 2022 unless renewed by our shareholders prior to the expiration date. We cannot assure shareholders that situations will not arise where such shareholder approval requirements for any of these actions would deprive our shareholders of substantial capital management benefits.

The United Kingdom’s withdrawal from the European Union and differing regulatory regimes may have a negative effect on global economic conditions, financial markets and our business, which could reduce the market price of our Class A ordinary shares.

The withdrawal of the United Kingdom from the European Union (commonly referred to as “Brexit”) took effect on January 31, 2020. On December 30, 2020, the United Kingdom passed legislation giving effect to a trade and cooperation agreement, with the EU, which became effective on May 1, 2021. The trade and cooperation agreement covers the general objectives and framework of the relationship between the United Kingdom and the European Union, including as it related to trade, transport, visas, judicial, law enforcement and security matters, and provides for continued participation in community programs and mechanisms for dispute resolution. Notably, under the trade and cooperation agreement, U.K. service suppliers no longer benefit from automatic access to the entire EU single market, U.K. goods no longer benefit from the free movement of goods and there is no longer the free movement of people between the United Kingdom and the European Union. Currently, the United Kingdom has implemented EU legislation on the marketing, promotion and sale of medicinal products through the Human Medicines Regulations 2012, as amended. The regulatory regime in the United Kingdom therefore mostly aligns with EU regulations, however it is possible that these regimes will diverge in future as the trade and cooperation agreement does not provide for mutual recognition of U.K. and EU pharmaceutical legislation. Brexit and its related effects could adversely affect our operations and the market price of our Class A ordinary shares.

If our Class A ordinary shares are not eligible for continued deposit and clearing within the facilities of DTC, then transactions in our securities may be disrupted.

The facilities of The Depository Trust Company (“DTC”) are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many banks and brokerage firms. While our Class A ordinary shares are eligible for deposit and clearing within the DTC system, DTC has discretion to cease to act as a depository and clearing agency for our Class A ordinary shares, including to the extent that any changes in U.K. law change the stamp duty or stamp duty reserve tax (“SDRT”) position in relation to the Class A ordinary shares. If DTC determined that the Class A ordinary shares were not eligible for continued deposit and clearance within its facilities, our Class A ordinary shares may not be eligible for continued listing on the NASDAQ and trading in the Class A ordinary shares would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could adversely affect the market price of our Class A ordinary shares and our access to the capital markets.

General Risk Factors

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our Class A ordinary shares, the trading price and trading volume of our Class A ordinary shares could decline.

The trading market for our Class A ordinary shares is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrades our Class A ordinary shares or publishes inaccurate or unfavorable research about our business, the market price of our Class A ordinary shares may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Class A ordinary shares to decline and our Class A ordinary shares to be less liquid.

Future offerings of debt or equity securities by us may adversely affect the market price of our Class A ordinary shares.

In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional Class A ordinary shares or offering additional debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, or debt securities convertible into equity. Future acquisitions or other investments could require substantial additional capital in excess of cash from operations. We would expect to finance the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness, asset-backed financing and/or cash from operations.

Issuing additional Class A ordinary shares or other equity securities or securities convertible into equity may dilute the economic and voting rights of our shareholders at the time of such issuance or reduce the market price of our Class A ordinary shares or both. Upon liquidation, holders of debt securities and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our Class A ordinary shares. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our Class A ordinary shares bear the risk that our future offerings may reduce the market price of our Class A ordinary shares and dilute their shareholdings in us. See “Description of Share Capital” in the accompanying prospectus.

Some of our U.S. and non-U.S. tax positions are subject to uncertainties, and U.S. holders of our Class A ordinary shares could be subject to adverse U.S. federal income tax consequences as a result of their ownership of our Class A ordinary shares.

Our structure is complex and requires us to take U.S. and non-U.S. tax positions that are uncertain. If any of our tax positions is successfully challenged by any taxing authority, or in the event of a change in tax law, our profitability, financial position and cash flows, as well as the value of our Class A ordinary shares, could be materially and adversely affected. Moreover, U.S. holders of our Class A ordinary shares could be subject to adverse U.S. federal income tax consequences as a result of our status as a passive foreign investment company (“PFIC”). For further information please refer to “Risk Factors—Risks Relating to Taxation” in our most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q.

USE OF PROCEEDS

We will not receive any proceeds in connection with any Awards granted by the Trust Board pursuant to the Plan.

SELLING SHAREHOLDER

The following table and accompanying footnote provide information with respect to the beneficial ownership of our Class A ordinary shares, as of November 13, 2023, owned by the Trust. The Trust does not own any of our Class B ordinary shares. Percentage ownership of our outstanding Class A ordinary shares prior to and after the offering are based on 446,688,809 Class A ordinary shares outstanding as of November 13, 2023. Percentage ownership of our outstanding Class A ordinary shares after the offering assumes that all 383,000 Class A ordinary shares to which this prospectus supplement relates are awarded under the Plan. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except as indicated in the footnote to this table, we believe that the Trust possesses sole voting and investment power over all Class A ordinary shares shown as beneficially owned by it.

	Beneficial Ownership Prior to Offering				Beneficial Ownership After Offering
Name	Number of Shares	Percentage of Outstanding Shares		Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Shares
RP Management Equity Incentive Plan Trust (1)	16,386		*	383,000	—	—

*	Less than one percent.
(1)

The Trust Board consists of three managing trustees (each, a “Managing Trustee”). Each Managing Trustee has one vote, and the approval of a majority of the Managing Trustees of the Trust Board is required to approve any action of the Trust with respect to the Class A ordinary shares owned by the Trust, including the grant of any Award under the Plan or any other decisions with respect to the voting or disposition of the Class A ordinary shares owned by the Trust. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Accordingly, none of the Managing Trustees will be deemed to have or share beneficial ownership of the Class A ordinary shares owned by the Trust and, for the avoidance of doubt, each Managing Trustee expressly disclaims any such beneficial interest to the extent of any pecuniary interest such Managing Trustee may have therein, directly or indirectly.

MATERIAL TAX CONSIDERATIONS

The following is a general summary of the material U.K. tax considerations and the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A ordinary shares as of the date hereof. This discussion, to the extent that it states matters of U.K. and U.S. federal tax law or legal conclusions and subject to the qualifications herein, represents the opinion of Akin Gump Strauss Hauer & Feld LLP and Akin Gump LLP. Such opinion is based in part on facts described in this prospectus and on various other factual assumptions, representations and determinations. Any alteration or incorrectness of such facts, assumptions, representations or determinations could adversely affect such opinion. However, opinions of counsel are not binding upon HM Revenue & Customs (“HMRC”) or the Internal Revenue Service (“IRS”) or any court, and HMRC or the IRS may challenge the conclusions herein and a court may sustain such a challenge.

Material U.K. Tax Considerations

The following is a general summary of material U.K. tax considerations relating to the ownership and disposal of Class A ordinary shares. The comments set out below are based on current U.K. tax law as applied in England and Wales, and our understanding of HMRC, published practice (which may not be binding on HMRC) as at the date of this summary, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide and apply to you only if you are a “U.S. Holder” (as defined in the ‘Taxable U.S. Holders’ section below). This summary only applies to you if you are not resident in the U.K. for U.K. tax purposes and do not hold Class A ordinary shares for the purposes of, or in connection with, a trade, profession, or vocation that you carry on in the U.K. through a branch, agency, or permanent establishment in the U.K. and if you hold ordinary shares as an investment for U.K. tax purposes and are not subject to special rules (including U.K. employment related securities rules and anti-avoidance rules). This summary assumes that we do not (and will not at any time) derive 75% or more of our qualifying asset value, directly or indirectly, from U.K. land, and that we are and remain solely resident in the U.K. for tax purposes.

This summary does not address all possible tax consequences relating to an investment in Class A ordinary shares. In particular, it does not cover the U.K. inheritance tax consequences of holding Class A ordinary shares. This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. Holders or prospective holders of Class A ordinary shares are strongly urged to consult their tax advisers in connection with the U.K. tax consequences of their investment Class A in ordinary shares.

U.K. taxation of dividends

We will not be required to withhold amounts on account of U.K. tax at source when paying a dividend in respect of Class A ordinary shares. U.S. Holders who are not resident in the U.K., who are not temporarily non-residents for U.K. tax purposes and who hold their Class A ordinary shares as an investment and not in connection with any trade carried on by them will not be subject to U.K. tax in respect of any dividends. No U.K. tax credit will attach to any dividend paid to U.S. Holders.

U.K. taxation of capital gains

An individual U.S. Holder who is not resident in the U.K. and who is not temporarily non-resident for U.K. tax purposes will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her Class A ordinary shares unless such holder carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the ordinary shares are attributable.

An individual U.S. Holder of Class A ordinary shares who is temporarily non-resident for U.K. tax purposes will, in certain circumstances, become liable to U.K. tax on capital gains in respect of gains realized while he or she was not resident in the U.K.

A corporate U.S. Holder that is not resident in the UK will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of Class A ordinary shares unless it carries on a trade in the U.K. through a permanent establishment to which the Class A ordinary shares are attributable.

Stamp Duty and SDRT

The following statements are intended as a general guide to the current U.K. stamp duty and stamp duty reserve tax (“SDRT”) position, and apply regardless of whether or not a shareholder is resident or domiciled in the U.K. It should be noted that certain categories of persons, including market makers, brokers, dealers, and other specified market intermediaries, are entitled to exemption from stamp duty and SDRT in respect of purchases of securities in specified circumstances.

General rules

As a general rule, no stamp duty or SDRT is payable on an issuance of shares in a U.K. company, but transfers of shares in a U.K. company will generally attract a stamp duty or SDRT charge equal to 0.5% of the consideration for the shares.

Depositary arrangements and clearance services

Special rules apply where ordinary shares are issued or transferred to, or to a nominee or agent for, either a person whose business is or includes issuing depositary receipts within section 67 or section 93 Finance Act 1986 or a person providing a clearance service within section 70 or section 96 of the Finance Act 1986, under which stamp duty or SDRT (as applicable) may be charged at a higher rate of 1.5%. However, where a clearance service has made and maintained an election under section 97A Finance Act 1986, the 1.5% charge will not apply as transfers of ordinary shares into and within that clearance service would then be subject to stamp duty or SDRT at the normal 0.5% rate. We understand that HMRC regards DTC as a clearance service for these purposes and that no relevant election under section 97A(1) has been made.

However, on the basis of certain case law, HMRC does not currently seek to impose stamp duty or SDRT at the rate of 1.5% on issues of U.K. shares to depositary receipt issuers and clearance systems, or on transfers of such shares to such issuers and systems where those transfers are integral to the raising of capital by a company. This is notwithstanding the fact that the 1.5% charge for all issues of shares into depositary receipt systems and clearance services currently remains as a provision of U.K. statute. However, on 14 September 2023, HMRC published draft legislation for inclusion in Finance Act 2024 to remove the 1.5% charge to stamp duty and SDRT in relation to the issue of securities or stock into depository receipt systems and clearance services and on transfers of securities into depository receipt systems and clearance services in the course of capital-raising arrangements. The draft legislation is expected to take effect for stamp duty in relation to instruments executed on or after 1 January 2024, but the legislation is not in practice expected to be enacted until Royal Assent of the Finance Act 2024 (which is likely to be later in 2024). However, published HMRC guidance suggests that, in practice, the charge would not be applied in this interim period, although some uncertainty remains. Any amounts paid in respect of this charge should be reclaimable following Royal Assent of the Finance Act 2024. Specific professional advice should be sought before incurring a 1.5% stamp duty or SDRT charge in any circumstances. HMRC’s view is that the relevant case law does not have any impact upon the transfer (on sale or otherwise than on sale) of shares or securities to depositary receipt systems or clearance services that are not an integral part of an issue of share capital. The 1.5% SDRT or stamp duty charge will continue to apply to such transfers (even after the enactment of Finance Act 2024) and, therefore, if ordinary shares are withdrawn from the facilities of DTC, a charge to stamp duty or SDRT at 1.5% may arise on a subsequent redeposit of ordinary shares into the facilities of DTC.

We have put in place arrangements to require that our Class A ordinary shares held in certificated form or otherwise outside the facilities of DTC cannot be transferred into the DTC system until the transferor of the ordinary shares has first delivered the Class A ordinary shares to a depositary specified by us so that stamp duty

(and/or SDRT) may be collected in connection with the initial delivery to the depositary. Any such Class A ordinary shares will be evidenced by a receipt issued by the depositary. Before the transfer can be registered in our books, the transferor will also be required to put the depositary in funds to settle the resultant liability to stamp duty (and/or SDRT), which will be charged at a rate of 1.5% of the value of the shares.

Transfers of Class A ordinary shares within a clearance system or depositary receipt system should not result in a charge to stamp duty or SDRT in the U.K. provided that there is no written instrument of transfer and no election is, or has been, made by the clearance system under section 97A Finance Act 1986.

Transfers of Class A ordinary shares within a clearance system where an election has been made by the clearance system under section 97A Finance Act 1986 will generally be subject to SDRT (rather than stamp duty) at a rate of 0.5% of the amount or value of the consideration.

The transfer on sale of Class A ordinary shares (outside the facilities of a clearance service such as DTC) by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% (rounded up to the nearest £5) of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

An agreement to transfer Class A ordinary shares (outside the facilities of a clearance service such as DTC) will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement (or, if the agreement is conditional, the date on which it becomes unconditional), (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

A share buy-back by the Company of Class A ordinary shares will give rise to stamp duty at the rate of 0.5% of the consideration payable by the Company, and such stamp duty will be paid by the Company.

Material U.S. Federal Income Tax Considerations

This summary discusses the material U.S. federal income tax considerations related to the receipt of an Award of restricted Class A ordinary shares pursuant to the Plan, and the ownership and disposition of the Class A ordinary shares as of the date hereof. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. The discussion of the holders’ tax consequences addresses only those persons that acquire their ordinary shares pursuant to the Plan, and may not apply to all categories of investors, some of which may be subject to special rules under the Code, including, but not limited to:

•	persons holding Class A ordinary shares as part of a hedging, integrated or conversion transaction or straddle;

•	partnerships or other entities classified as partnership for U.S. federal income tax purposes;

•	holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; or

•	holders who are deemed to own 10% or more of our stock by vote or value.

This discussion is necessarily general and does not discuss all aspects of U.S. federal income tax, including the effect of the U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or foreign tax laws to a prospective holder of Class A ordinary shares. The actual tax consequences of the receipt of Awards of restricted shares pursuant to the Plan and the ownership of Class A ordinary shares will vary depending on your circumstances.

Taxation of Plan Participants and Shareholders

The following is a summary of the material U.S. federal income tax consequences of the receipt of an Award and the ownership and disposition of the underlying Class A ordinary shares.

Taxable U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a person that for U.S. federal income tax purposes is a beneficial holder of our Class A ordinary shares and is:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust which either (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A non-U.S. Holder is a beneficial owner of our Class A ordinary shares (other than a partnership or a disregarded entity) who is not a U.S. Holder and does not provide services to the Manager within the United States.

If a partnership holds Class A ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A ordinary shares, you should consult your tax advisors. This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

Prospective shareholders should consult their own tax advisors concerning the U.S. federal, state and local income tax and estate tax consequences in their particular situations of the receipt, ownership and disposition of an ordinary share, as well as any consequences under the laws of any other taxing jurisdiction.

Awards of Restricted Class A Ordinary Shares under the Plan

In general, if you have been granted an Award of restricted Class A ordinary shares under the Plan (“Restricted Stock”), unless you validly make a Section 83(b) election to accelerate recognition of the income to the date of grant (as described below), you generally will not recognize income, and the Manager generally will not be allowed a tax deduction, at the time the Restricted Stock is granted. When the restrictions lapse, you generally will recognize ordinary income equal to the fair market value of the Class A ordinary shares as of that date, less any amount paid for the shares, and the Manager generally will be allowed a corresponding tax deduction at that time. For U.S. federal income tax purposes your holding period in the Restricted Stock generally will begin when the restrictions on the Restricted Stock lapse. If you do not make a valid Section 83(b) election and receive a distribution with respect to your Restricted Stock prior to the commencement of your holding period therein, that distribution will be taxable to you as compensation income and will be subject to withholding and reporting by the Manager.

If the terms of the Award of Restricted Stock permit you to make an election under Section 83(b) of the Code, and you file such election within 30 days after the date of grant of the Restricted Stock, you generally will recognize ordinary income as of the date of grant equal to the fair market value of the Class A ordinary shares as of that date, less any amount the participant paid for the shares, and the Manager generally will be allowed a corresponding tax deduction at that time. However, if the Restricted Stock is later forfeited, you generally will not be able to recover the tax previously paid pursuant to your Section 83(b) election. If you make a valid election under Section 83(b) of the Code, your holding period in the Restricted Stock will begin on the date of grant.

Your tax basis in the Restricted Stock will equal the sum of (i) the amount includible in income on the date of the grant (if a valid Section 83(b) election is made) or when the restrictions on the Restricted Stock lapse (if no Section 83(b) election is made) and (ii) any amount paid to acquire the Restricted Stock.

Unless specified otherwise, the following discussion describes the material U.S. federal income tax consequences of the ownership and disposition of our Class A ordinary shares after your holding period in the shares commences.

Passive Foreign Investment Companies

Generally. We expect that Royalty Pharma plc will be classified as a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes. We currently anticipate that Royalty Pharma plc will be the only PFIC in our group, although it is possible that other entities in our group will be treated as PFICs.

A PFIC is any foreign corporation with respect to which either 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules or 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets) are held for the production of passive income. We generally expect that our income, which consists primarily of passive royalty revenues and interest income, and our assets, which consists primarily of assets that produce passive royalty revenues and interest income, will satisfy these tests and result in our treatment as a PFIC. There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years.

There are three separate taxation regimes under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) qualified electing fund (“QEF”), regime, and (iii) mark-to-market regime. A U.S. Holder who owns (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If you do not make a QEF election or a mark-to-market election, as described below, you will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your Class A ordinary shares, and (ii) any “excess distribution” you receive on your Class A ordinary shares (generally, any distributions in excess of 125% of the average of the annual distributions on our Class A ordinary shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over your holding period of the Class A ordinary shares;

•	the amount allocated to the current taxable year, will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your Class A ordinary shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. We intend to distribute a significant portion of our Adjusted Cash Flow to our shareholders, and our shareholders that are U.S. Holders subject to U.S. federal income tax generally are expected to receive cash distributions from us sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions, but there can be no assurance in this regard.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.

A U.S. Holder’s tax basis in our Class A ordinary shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of our income and your basis in your Class A ordinary shares.

We intend to provide all of the information that a U.S. Holder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. Holder’s pro rata share of our ordinary income and net capital gain), including a PFIC Annual Information Statement containing all the information required to be provided under the applicable Treasury regulations. In addition, if we invest in a PFIC (including, without limitation, in any PFIC subsidiaries), U.S. Holders will generally be subject to the PFIC rules described above with respect to such foreign corporations. There can be no assurance that a portfolio company or subsidiary in which we invest will not qualify as a PFIC, or that a PFIC in which we invest will provide the information necessary for a QEF election to be made by a U.S. Holder (in particular if we do not control that PFIC). However, to the extent any such portfolio company or subsidiary is under our control, we will endeavor to cause such portfolio company or subsidiary to provide all such information necessary for a QEF election to be made by a U.S. Holder with respect to such entity.

Mark-to-Market Regime. Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the Securities Exchange Commission or on the national market system established under Section 11A of the Securities and Exchange Act of 1934; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. We expect that our Class A ordinary shares, which are listed on Nasdaq, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that the Class A ordinary shares will be “regularly traded” for purposes of these rules.

Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of our Class A ordinary shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, with any excess treated as a capital loss). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. Although we currently anticipate that Royalty Pharma plc will be the only PFIC in our group, U.S. Holders should also be aware that the Code and the Treasury regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that are non-marketable. There is also no provision in the Code, Treasury regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as Royalty Pharma plc) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. Because the fair market value of the stock of a holding company generally includes the fair market value of the stock of its subsidiaries, it is possible that the mark-to-market rules were not intended to subject a U.S. shareholder to the general PFIC rules with respect to a non-publicly traded PFIC subsidiary if the shareholder made a valid mark-to-market election with respect to the stock of the public holding company of that subsidiary. However, because authority on the issue is lacking, we cannot assure you that the IRS will agree with any such position. We advise you to consult your own tax advisor to determine whether the mark-to-market tax election is available to you and the consequences resulting from such election.

PFIC Reporting Requirements. A U.S. Holder of our Class A ordinary shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until after such Forms are properly filed.

Distributions

Subject to the PFIC rules discussed above (including the special rules applicable to U.S. Holders that have made a QEF election), for U.S. federal income tax purposes, the gross amount of a distribution made to a U.S. Holder in respect of our Class A ordinary shares will be treated as dividend income to such U.S. Holder to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. That dividend income will not be eligible for the dividends received deduction generally allowed to corporations. Further, because we expect to be a PFIC, the dividend income received by an individual or any other non-corporate U.S. Holder is not expected to be eligible for the preferential tax rates that are generally applicable to certain dividend income. To the extent a distribution made to a U.S. Holder in respect of our Class A ordinary shares exceeds the U.S. Holder’s allocable share of our current and accumulated earnings and profits, the excess will be applied first to reduce the U.S. Holder’s adjusted tax basis in its Class A ordinary shares, and any remaining excess will constitute gain from the deemed sale or exchange of such shares. This treatment of distributions from a PFIC may not apply to a U.S. Holder that has made a QEF election with respect to a PFIC.

If the U.S. Holder establishes that an amount actually distributed by a PFIC with respect to which a QEF election is in effect is paid out of earnings and profits of the PFIC that were previously included in the U.S. Holder’s income under the QEF rules, such amount is treated as a distribution that is not a dividend. Accordingly, such amounts are not included in the gross income of the U.S. Holder. Because U.S. Holders that have made a QEF election with respect to a PFIC would be expected to include in income their share of the PFIC’s annual earnings and profits, such holders generally would not have to also include in gross income distributions from the PFIC of such earnings and profits.

Under Section 904(h) of the Code, dividends paid by a non-U.S. corporation that is at least 50% owned by U.S. Holders may be treated as income derived from sources within the United States rather than from sources without the United States for foreign tax credit purposes to the extent the non-U.S. corporation has more than an insignificant amount of income from sources within the United States. The effect of this rule, for the current year and any applicable future year, may be to treat a portion of the dividends paid by us as income derived from sources within the United States for foreign tax credit purposes. Such treatment may adversely affect a U.S. Holder’s foreign tax credit limitation. You should consult your own tax advisors regarding the possible impact of Section 904(h) on any dividends that we pay with respect to Class A ordinary shares and on any other income derived from sourced without the United States.

Sale or Exchange of Class A Ordinary Shares

You will recognize gain or loss on a sale of Class A ordinary shares in an amount equal to the difference, if any, between the amount realized on the sale or exchange and your adjusted tax basis in the Class A ordinary shares sold. Your amount realized will be measured by the sum of the cash or the fair market value of other property you receive. Subject to the PFIC rules discussed above, gain or loss recognized by you on the sale or exchange of our Class A ordinary shares generally will be taxable as capital gain or loss and will be long-term capital gain or loss if you have owned the Class A ordinary shares you sell or exchange for more than one year on the date of such sale or exchange. Capital gains of a non-corporate U.S. Holder, including an individual that has owned the ordinary shares for more than one year are eligible for reduced tax rates. Because we expect to be a PFIC, gains from disposition of our Class A ordinary shares will be treated as capital gains only if a QEF election has been timely made. The deductibility of capital losses is subject to limitations. Any gain or loss that you recognize on a disposition of Class A ordinary shares generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes.

Medicare Taxes

Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, interest, dividends and gains from the sale or other disposition of capital assets. Each U.S. Holder that is an individual, estate or trust should consult its own tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of Class A ordinary shares.

Non-U.S. Holders

Subject to the U.S. backup withholding rules described below, non-U.S. Holders of Class A ordinary shares generally will not be subject to U.S. withholding tax on distributions with respect to or gain on sale or disposition of Class A ordinary shares.

Withholding and Backup Withholding

Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 24%) with respect to distributions paid unless: you are a corporation or come within another exempt category and demonstrate this fact when required, or you provide (generally on an IRS Form W-9) a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-9. A non-U.S. Holder holding our Class A ordinary shares through a U.S. or U.S.-related broker may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO US AND THE RECIPIENTS OF RESTRICTED

STOCK ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND EFFECT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE SHAREHOLDER. PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND OTHER TAX CONSEQUENCES OF ANY ACQUISITION OF OUR CLASS A ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus may be used by the Trust to grant Awards pursuant to the Plan. The Trust Board adopted the Plan pursuant to which the Trust Board may, from time to time, grant Awards of Class A ordinary shares owned by the Trust to certain eligible employees and consultants of the Manager and its subsidiaries selected by the Trust Board. Pursuant to the Plan, the Trust Board may grant Awards in the form of Restricted Stock that will be subject to forfeiture and transfer restrictions until the applicable vesting conditions are satisfied. The Plan sets forth the general terms and conditions of each Award and the applicable Award agreement will set forth the specific terms of each applicable Award under the Plan, including the applicable vesting schedule, termination and acceleration provisions and the applicable forfeiture and transfer restrictions.

This offering will terminate upon the termination of the Plan in accordance with its terms.

This summary of the material provisions of the Plan does not purport to be a complete statement of its terms and conditions.

LEGAL MATTERS

The validity of the Class A ordinary shares offered by the Trust will be passed upon by Davis Polk & Wardwell London LLP.

EXPERTS

The consolidated financial statements of Royalty Pharma plc appearing in Royalty Pharma plc’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Royalty Pharma plc’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ROYALTY PHARMA PLC

CLASS A ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

Guarantees by certain subsidiaries of Royalty Pharma plc

We may offer from time to time Class A ordinary shares of Royalty Pharma plc, preference shares of Royalty Pharma plc, debt securities of Royalty Pharma plc, warrants, purchase contracts or units. The debt securities of Royalty Pharma plc may be guaranteed by one or more of its subsidiaries, in each case on terms to be determined at the time of the offering.

In addition, certain selling shareholders to be identified in a prospectus supplement may offer and sell Class A ordinary shares from time to time, in amounts, at prices and on terms that will be determined at the time the Class A ordinary shares are offered.

This prospectus describes some of the general terms that may apply to these securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any information under the heading “Where You Can Find More Information” carefully before you invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We or any selling shareholders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis. Supplements to this prospectus will specify the names of and arrangements with any underwriters, dealers or agents.

Our Class A ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RPRX.”

Investing in these securities involves certain risks. See “Risk Factors” on page 5 of this prospectus, any similar section contained in the applicable prospectus supplement and in the documents incorporated by reference herein or therein, concerning factors you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2021

i

ABOUT THIS PROSPECTUS

As used in this prospectus and any prospectus supplement, unless otherwise indicated or the context otherwise requires, “Royalty Pharma,” “Royalty Pharma Investments,” “RPI,” the “Company,” “we,” “us,” the “Issuer” and “our” refer to Royalty Pharma plc, an English public limited company incorporated under the laws of England and Wales, and its subsidiaries on a consolidated basis. The “Manager” refers to RP Management, LLC, a Delaware limited liability company, our external advisor which provides us with all advisory and day-to-day management services.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may sell the securities or any combination of the securities described in this prospectus, and the selling shareholders may sell our Class A ordinary shares, in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and, as the case may be, the identity of the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Conduct Authority’s Prospectus Regulation Rules.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

THE COMPANY

We are the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry. Since our founding in 1996, we have been pioneers in the royalty market, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. We have assembled a portfolio of royalties which entitles us to payments based directly on the top-line sales of many of the industry’s leading therapies, which includes royalties on more than 45 commercial products, including AbbVie and J&J’s Imbruvica, Astellas and Pfizer’s Xtandi, Biogen’s Tysabri, Gilead’s Trodelvy, Merck’s Januvia, Novartis’ Promacta, Vertex’s Kalydeco, Orkambi, Symdeko and Trikafta, and five development-stage product candidates. We fund innovation in the biopharmaceutical industry both directly and indirectly—directly when we partner with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when we acquire existing royalties from the original innovators.

Our capital-efficient business model enables us to benefit from many of the most attractive characteristics of the biopharmaceutical industry, including long product life cycles, significant barriers to entry and non-cyclical revenues, but with substantially reduced exposure to many common industry challenges such as early stage development risk, therapeutic area constraints, high research and development costs, and high fixed manufacturing and marketing costs. We have a highly flexible approach that is agnostic to both therapeutic area and treatment modality, allowing us to acquire royalties on the most attractive therapies across the biopharmaceutical industry.

Our principal executive offices are located at 110 East 59th Street, New York, NY 10022, and our telephone number is (212) 883-0200. Our agent for service in the United States is CSC North America located at 251 Little Falls Drive, Wilmington, Delaware, 19808.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of any offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 11, 2021;

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2021, June 2, 2021 (other than the information in the seventh and eighth paragraphs of Exhibit 99.1 thereto) and June 25, 2021; and

•	our Registration Statement on Form 8-A dated June 15, 2020.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in this prospectus or in a document (or part thereof) incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document (or part thereof) that is or is considered to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute any part of this prospectus.

You may request copies of each of the documents incorporated by reference into this prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning the office of Investor Relations, Royalty Pharma plc, 110 East 59th Street, New York, NY 10022, (212) 883-0200.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and other documents incorporated by reference herein and therein may contain forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective assets, our industry, our beliefs and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors.” You should specifically consider the numerous risks outlined under “Risk Factors.” These risks and uncertainties include factors related to:

•	sales risks of biopharmaceutical products on which we receive royalties;

•	the ability of the Manager to locate suitable assets for us to acquire;

•	uncertainties related to the acquisition of interests in development-stage biopharmaceutical product candidates and our strategy to add development-stage product candidates to our product portfolio;

•	the assumptions underlying our business model;

•	our ability to successfully execute our royalty acquisition strategy;

•	our ability to leverage our competitive strengths;

•	actual and potential conflicts of interest with the Manager and its affiliates;

•	the ability of the Manager or its affiliates to attract and retain highly talented professionals;

•	the effect of changes to tax legislation and our tax position; and

•	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

Although we believe the expectations reflected in the forward-looking statements are reasonable, any of those expectations could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and business objectives will be achieved. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling shareholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of our share capital as specified in our Articles of Association. You are encouraged to read the Articles of Association in their entirety. This summary does not purport to be complete and the statements in this summary are qualified in their entirety by reference to, and are subject to, the detailed provisions of our Articles of Association and the Companies Act 2006 (the “Companies Act”).

Capital Structure

Issued Share Capital

We have two classes of voting shares: Class A and Class B, each of which has one vote per share. The Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of shareholders, except as otherwise required by applicable law. We also have in issue 50,000 Class R redeemable shares, which do not entitle the holder to voting or dividend rights, and deferred shares, which do not entitle the holder to voting or dividend rights. The purpose of the Class R redeemable shares was to ensure Royalty Pharma Ltd had sufficient sterling denominated share capital at the time it was re-registered as a public limited company, as required by the Companies Act. The Class R redeemable shares may be redeemed at some future point following closing of this offering in order to leave the Company with only U.S. dollar denominated share capital. Any such redemption would be at nominal value.

Our issued and outstanding share capital is $43,238 and £50,000 divided into 427,005,888 Class A ordinary shares with a nominal value of $0.0001 per share, 180,166,365 Class B ordinary shares with a nominal value of $0.000001 per share, 50,000 Class R redeemable shares with a nominal value of £1 per share, two deferred shares with a nominal value of $1.00 per share and 355,216,615 deferred shares with a nominal value of $0.000001 per share.

The board of directors has been granted authority from our shareholders to allot and issue new Class A ordinary shares and other shares, and to grant rights to subscribe for or to convert any security into new Class A ordinary shares or other shares, up to a maximum aggregate nominal amount (i.e., par value) of $300,000, for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on May 31, 2025. Renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently. This authority is in addition to authorities to allot and issue new Class A ordinary shares in exchange for Royalty Pharma Holdings Ltd. Class B ordinary shares. The rights and restrictions to which the Class A ordinary shares are subject are prescribed by our Articles of Association.

Class A Ordinary Shares

Voting rights. The holders of Class A ordinary shares are entitled to one vote per share on all matters to be voted upon by the shareholders other than with respect to matters that require a separate class vote in accordance with applicable law.

Dividend rights. Subject to preferences that may be applicable, the holders of Class A ordinary shares are entitled to receive ratably such dividends, if any, as may be approved from time to time by the board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of liquidation, dissolution or winding up of Royalty Pharma the holders of Class A ordinary shares are entitled to share ratably in all assets remaining after payment of liabilities.

Class B Ordinary Shares

Voting rights. The holders of Class B ordinary shares are entitled to one vote per share on all matters to be voted other than with respect to matters that require a separate class vote in accordance with applicable law.

Dividend rights. The holders of Class B ordinary shares do not have any rights to receive dividends.

Rights upon liquidation. The holders of Class B ordinary shares only have limited rights to receive a distribution equal to their nominal value upon a liquidation, dissolution or winding up of Royalty Pharma, following the prior payment of the nominal capital paid up or credited as paid up on each Class A ordinary share as well as an amount of $10,000,000 on each Class A ordinary share upon such liquidation, dissolution or winding up.

Dividends

Under English law, the Company may only pay dividends out of profits available for that purpose. The Company’s profits available for distribution are its accumulated, realized profits, to the extent that they have not been previously utilized by distribution or capitalization, less its accumulated, realized losses, to the extent that they have not been previously written off in a reduction or reorganization of capital duly made. The amount of the Company’s distributable reserves is a cumulative calculation. The Company may be profitable in a single financial year but unable to pay a dividend if our accumulated, realized profits of that year do not offset all previous years’ accumulated, realized losses.

Additionally, the Company may only make a distribution if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves, and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.

Our Articles of Association authorize our board of directors to approve interim dividends without shareholder approval to the extent that the approval of such dividends appears justified by profits. Our board of directors may also recommend a final dividend to be approved and declared by the shareholders at an annual general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend may exceed the amount recommended by the board of directors.

Our Articles of Association also permit a scrip dividend scheme under which the board of directors may offer any holders of Class A ordinary shares the right to elect to receive Class A ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part determined by the board of directors) of all or any dividend subject to certain terms and conditions set out in our Articles of Association.

The entitlement to a dividend lapses if unclaimed for 12 years.

Requisitioning Shareholder Meetings

If any shareholder requests, in accordance with the provisions of the Companies Act, us to (a) call a general meeting for the purposes of bringing a resolution before the meeting, or (b) give notice of a resolution to be proposed at a general meeting, such request must among other things (in addition to any other statutory requirements):

•

set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by our Articles of Association), together with details of all interests held by it or him (and their associated persons) in us;

•

if the request relates to any business the member proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and, in the case of any proposal to amend our Articles of Association, the complete text of the proposed amendment;

•

set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment to the board of directors, all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the board.

Quorum for General Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present.

The necessary quorum for a general meeting is the shareholders who together represent at least one-third of the voting rights of our voting shares entitled to vote at the meeting, present in person or by proxy, save that if only one shareholder is entitled to attend and vote at the general meeting, one qualifying shareholder present at the meeting and entitled to vote is a quorum.

Voting Rights

Under the Articles of Association, each holder of Class A ordinary shares or Class B ordinary shares is entitled to one vote for each such share that he or she holds as of the record date for the meeting. Neither English law nor any of our constituent documents places limitations on the right of nonresident or foreign owners to vote or hold ordinary shares.

The voting at a general meeting must be taken by poll. Subject to any relevant special rights or restrictions attached to any shares, on a poll taken at a general meeting, each qualifying shareholder present in person or by proxy (or, in the case of a corporation, a corporate representative) and entitled to vote on the resolution has one vote for every Class A ordinary share or Class B ordinary share held by such shareholder.

An ordinary resolution must be approved by a simple majority, and a special resolution approved by at least 75%, of shareholders attending and voting, whether in person or by proxy.

Amendment to our Articles of Association

Under English law, shareholders may amend the articles of association of a company by special resolution. However, certain provisions of our Articles of Association require a higher threshold of shareholder approval or satisfaction of other procedures before such provision or provisions can be varied.

The article in our Articles of Association which requires voting at a general meeting to be taken on a poll may only be removed, amended or varied by resolution of the shareholders passed unanimously.

General Meetings and Notices

An annual general meeting must be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). At least seven clear days’ notice is required for any adjourned meeting, and if adjourned for lack of quorum, such meeting must be held not less than 14 days but not more than 28 days after adjournment at such time and place as decided by the chairman of the meeting.

The notice of a general meeting must be given to the shareholders (other than any who, under the provisions of the Articles of Association or the terms of allotment or issue of shares, are not entitled to receive notice), to the board of directors and to the auditors. Under English law, we are required to hold an annual general meeting of our shareholders within six months from the day following the end of our financial year. Subject to the foregoing, a general meeting may be held at a time and place determined by the board of directors.

Under English law, our board of directors must convene such a meeting once it has received requests to do so from shareholders representing at least 5% of the paid up share capital of the Company as carries voting rights at general meetings (excluding any paid-up capital held as treasury shares).

Under our Articles of Association, a general meeting may also be called if the Company has fewer than two directors and the director (if any) is unable or unwilling to appoint sufficient directors to make up a quorum or to call a general meeting to do so. In such case, two or more shareholders may call a general meeting (or instruct the secretary to do so) for the purpose of appointing one or more directors.

Winding Up

In the event of a voluntary winding up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, subject to the U.K. Insolvency Act of 1986, after effectively applying the Company’s property to satisfy the Company’s liabilities, divide among the holders of Class A ordinary shares of the Company the whole or any part of the assets of the Company, whether they consist of property of the same kind or not, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the holders of Class A ordinary shares of the Company as the liquidator, with such sanction, may determine. No shareholder of the Company shall be compelled to accept any assets upon which there is a liability.

On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of the Company available for distribution among the holders of Class A ordinary shares shall be applied pro rata (rounded to the nearest whole number).

Rights of Pre-Emption on New Issues of Shares

Under the Companies Act, the allotment of “equity securities” (except pursuant to an employees’ share scheme and as bonus shares) that are to be paid for wholly in cash must be offered first to the existing holders of ordinary shares in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide disapplication from this requirement (which disapplication can be for a maximum of five years after which shareholders’ approval would be required to renew the disapplication). “Equity securities” means ordinary shares or rights to subscribe for, or convert securities into, ordinary shares where ordinary shares means shares other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution. In relation to the Company, “equity securities” will therefore include the Class A ordinary shares, and all rights to subscribe for or convert securities into such shares.

The board of directors has been granted authority from our shareholders to allot and issue new Class A ordinary shares and other shares and to grant rights to subscribe for or to convert any security into new Class A ordinary shares or other shares, up to a maximum aggregate nominal amount (i.e., par value) of $300,000 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on May 31, 2025. Renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently.

Disclosure of Ownership Interests in Shares

Section 793 of the Companies Act gives us the power to require persons whom we know have, or whom we have reasonable cause to believe have, or within the previous three years have had, an interest in any shares of the Company to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information after the date the notice is sent) can result in criminal or civil sanctions being imposed against the person in default.

Under our Articles of Association, if any of our shareholders, or any other person appearing to be interested in the shares of the Company held by such shareholder, has been duly served with a notice under section 793 and fails to give us the information required by such notice or has made a statement which is false or inadequate in a material particular, then our board of directors may, in its absolute discretion at any time by notice, withdraw voting rights and place restrictions on the rights to receive dividends and refuse to register a transfer of such shares.

Alteration of Share Capital/Share Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may, from time to time, among other things:

•	increase our share capital by allotting and issuing new shares in accordance with our Articles of Association and any relevant shareholder resolution;

•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than its existing shares; or

•	redenominate our share capital or any class of share capital

The Company may not consolidate, divide, subdivide or redenominate any class of voting shares without consolidating, dividing, subdividing or redenominating (as the case may be) the other classes of voting shares.

English law prohibits us from purchasing our own shares unless such purchase has been approved by our shareholders. Shareholders may approve two different types of such share purchases: “on-market” share purchases or “off-market” share purchases. “On-market” purchases may only be made on a “recognised investment exchange,” which does not include Nasdaq, which is the only exchange on which the Company’s shares are traded. In order to purchase our own shares, as a Company listed on Nasdaq, we must therefore obtain the approval of our shareholders for an “off-market purchase” (on the basis of a specific purchase agreement with a financial intermediary) to acquire shares that are traded on Nasdaq. This requires our shareholders to pass an ordinary resolution approving an “off-market purchase,” where such approval may be for a maximum period of five years. In relation to an “off-market purchase,” we may not acquire our own shares until the terms of the contract pursuant to which the purchase(s) are to be made have been authorized by our shareholders.

Transfer and Registration of Shares

Our Articles of Association allow shareholders to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which our board of directors may approve.

The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share that is not fully paid) by or on behalf of the transferee. Our Articles of Association also permit transfer of shares in uncertificated form by means of a relevant electronic system.

We may not charge a fee for registering the transfer of a share.

Our board of directors may, in its absolute discretion, refuse to register a transfer of shares in certificated form if it is not fully paid (provided that the refusal does not prevent dealings in the shares from taking place on an open and proper basis) or is with respect to a share on which we have a lien and sums in respect of which the lien exists are payable and are not paid within 14 clear days after due notice has been sent. If our board of directors refuses to register a transfer of a share, it shall notify the transferor of the refusal and the reasons for it as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged with us (in the case of a transfer of a share in certificated form) or the instructions to the relevant system received. Any instrument of transfer which our board of directors refuses to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is sent.

Computershare Trust Company, N.A. acts as our transfer agent and registrar. The share register reflects only registered owners of our Class A ordinary shares, Class B ordinary shares, Class R redeemable shares and deferred shares. Registration in the Company’s share register is determinative of ownership of shares of the Company. A shareholder who holds shares beneficially is not the holder of record of such shares. Instead, the clearance service or depositary (for example, Cede & Co, as nominee for the Depository Trust Company, or DTC, or GTU Ops, Inc., as nominee for Computershare Trust Company, N.A.) or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who holds such shares beneficially through a clearance service or depositary or other nominee will not be registered in the Company’s official share register, as the depositary or other nominee will remain the record holder of any such shares.

In the event that the Company notifies one or both of the parties to a share transfer that it believes stamp duty or stamp duty reserve tax is required to be paid in connection with a transfer of shares of the Company, if the parties to the transfer have an instrument of transfer duly stamped to the extent required and then provide such instrument of transfer to the Company’s share registrar, the buyer will be registered as the legal owner of the relevant shares on the official share register, subject to our rights with respect to the disclosure of interests in our shares.

Annual Accounts and Independent Auditor

Under English law, a “quoted company,” which includes a company whose equity share capital is admitted to dealing on Nasdaq, must deliver to the Registrar of Companies a copy of:

•	the company’s annual accounts;

•	the directors’ remuneration report;

•	the directors’ report;

•	a strategic report;

•	the auditor’s report on those accounts, on the auditable part of the directors’ remuneration report, on the directors’ report and the strategic report.

The annual accounts and reports must be presented to the shareholders at a general meeting (although a vote is not mandatory in respect of such documents). Our individual accounts must be prepared in accordance with U.K. Generally Accepted Accounting Principles (“GAAP”) or International Financial Reporting Standards (“IFRS”) as adopted by the European Union and our consolidated group accounts must be prepared in accordance with U.K. GAAP, IFRS as adopted by the European Union, or U.S. GAAP for our first two financial years. In addition, for public reporting purposes we prepare consolidated financial statements in accordance with U.S. GAAP. Under our Articles of Association, copies of the annual accounts and reports for that financial year must be sent to every shareholder, every debenture holder and every person entitled to receive notice of general meetings at least 21 clear days before the date of the meeting at which copies of the documents are to be presented. Our Articles of Association provide that any documents to our shareholders may be distributed in electronic form or by making them available on a website, as long as shareholders have agreed that such may be sent or supplied in that form.

As an English company with no applicable exemptions from the audit requirements under the Companies Act and applicable law, we must appoint an independent auditor to audit the annual accounts of the Company. The auditor of a public company may be appointed by ordinary resolution at the general meeting of the company at which the company’s annual accounts are laid. Directors can also appoint auditors at any time before the company’s first accounts meeting, after a period of exemption or to fill a casual vacancy.

The remuneration of an auditor is fixed by our shareholders by ordinary resolution or in a manner that our shareholders by ordinary resolution determine.

Liability of Directors and Officers

Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Takeover Provisions

Regulation of Takeover Bids

Given that our central management and control is currently not situated within, and our current intention is not to have it in the future situated within the United Kingdom (or the Channel Islands or the Isle of Man), we do not currently envisage that the Takeover Code will apply to an offer for the Company. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to us. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

•

acquires an interest in shares that, when taken together with shares in which such person is already interested and in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of shares; or

•

who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% of the voting rights but is not interested in shares carrying more than 50% of such voting rights and such person, or any person acting in concert with such person, acquires an additional interest in shares that increases the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Under English law, an offeror for the Company that has acquired (i) not less than 90% in value of; and (ii) not less than 90% of the voting rights carried by the shares to which the offer relates may exercise statutory squeeze-out rights to compulsorily acquire the shares of the non-assenting minority. However, if an offer for the

Company is conducted by way of a scheme of arrangement the threshold for the offeror obtaining 100% of Company shares comprises two components (i) approval by a majority in number of each class of Company shareholders present and voting at the shareholder meeting; and (ii) approval of Company shareholders representing 75% or more in value of each class of Company shareholders present and voting at that meeting.

Share Issues in the Context of an Acquisition

Our Articles of Association provide the board of directors with the power to establish a rights plan and to grant rights to subscribe for our shares pursuant to a rights plan where, in the opinion of the board of directors, acting in good faith, in the context of an acquisition or potential acquisition of 15% or more of our issued voting shares, to do so would improve the likelihood that:

•	an acquisition process is conducted in an orderly manner;

•	all our shareholders are treated equally and fairly and in a similar manner;

•	an optimum price is achieved for our Class A ordinary shares;

•	the board of directors would have time to gather relevant information and pursue appropriate strategies;

•	the success of Royalty Pharma would be promoted for the benefit of our shareholders as a whole;

•	the long term interests of Royalty Pharma, our shareholders and business would be safeguarded; and/or

•	Royalty Pharma would not suffer serious economic harm.

Our Articles of Association further provide that the board of directors may, in accordance with the terms of a rights plan, determine to (i) allot shares pursuant to the exercise of rights or (ii) exchange rights for our shares, where in the opinion of the board of directors acting in good faith, in the context of an acquisition or potential acquisition of 15% or more of our issued voting shares, to do so is necessary in order to prevent:

•	the use of abusive tactics by any person in connection with such acquisition;

•	unequal treatment of shareholders;

•	an acquisition which would undervalue Royalty Pharma;

•	harm to the prospects of the success of Royalty Pharma for the benefit of its shareholder as a whole; and/or

•	serious economic harm to the prospects of Royalty Pharma,

•	or where to do so is otherwise necessary to safeguard the long term interests of Royalty Pharma, our shareholders and our business.

Under the Takeover Code, the board of a public company incorporated under the laws of England and Wales is constrained from implementing such defensive measures. However, as discussed above, these measures are included in our Articles of Association as the Takeover Code is not expected to apply to us and these measures are included commonly in the constitution of U.S. companies.

These provisions will apply for so long as we are not subject to the Takeover Code.

Corporate Governance

Our Articles of Association allocate authority over the day-to-day management of us to our board of directors. Our board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, our board of directors will remain responsible, as a matter of English law, for the proper management of our affairs. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Choice of Forum/Governing Law

The rights of holders of our ordinary shares are governed by the laws of England and Wales.

Our Articles of Association provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act and the Exchange Act, for which the U.S. federal district courts will be the exclusive forum. As a company incorporated in England and Wales, the choice of the courts of England and Wales as our exclusive forum for resolving all shareholder complaints, other than complaints arising under the Securities Act and the Exchange Act, allows us to more efficiently and affordably respond to such actions, and provides consistency in the application of the laws of England and Wales to such actions. Similarly, we have selected the U.S. federal district courts as our exclusive forum for resolving shareholder complaints arising under the Securities Act and the Exchange Act in order to more efficiently and affordably respond to such claims. This choice of forum also provides both us and our shareholders with a forum that is familiar with and regularly reviews cases involving U.S. securities law. Although we believe this choice of forum benefits us by providing increased consistency in the application of U.S. securities law for the specified types of action, it may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles of Association, including the exclusive forum provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable. See “Risk Factors—Risks Related to this Offering and Ownership of Our Ordinary Shares—Our Articles of Association provide that the U.S. federal district courts will be the exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Securities Act and the Exchange Act.”

Legal Name; Formation

Our current legal and commercial name is Royalty Pharma plc, and we were incorporated under the laws of England and Wales on February 6, 2020 as a private limited company (registration number 12446913) and re-registered as a public limited company on April 22, 2020.

Stock Exchange Listing

Our Class A ordinary shares are listed on Nasdaq under the symbol “RPRX.”

Preference Shares

We may issue preference shares, which preference shares shall be denominated in US Dollars with a nominal value to be determined by our board of directors. Preference shares may be issued in one or more classes or series with or without voting rights attached to them, with the board of directors to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to other shares in the capital of the Company. The board of directors may determine any other terms and conditions of any class of preference shares, including with regards to their rights (i) to receive dividends (which may include, without limitation, the right to receive preferential or cumulative dividends), (ii) to distributions made by the Company on a winding up; and (iii) to be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices or at such rates of exchange and with such adjustments as may be determined by the board of directors. Preference shares may be issued as redeemable shares, at the option of the board of directors.

We have no current intention to issue any preference shares. However, the issuance of any preference shares in the future could adversely affect the rights of the holders of our Class A ordinary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

Royalty Pharma may offer debt securities. This prospectus describes certain general terms and provisions of the debt securities. When Royalty Pharma offers to sell a particular series of debt securities, the specific terms for the securities will be set forth in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Royalty Pharma’s senior debt securities would be issued under a senior indenture dated as of September 2, 2020, as supplemented, among Royalty Pharma, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”). Royalty Pharma’s subordinated debt securities would be issued under a subordinated indenture among Royalty Pharma, the guarantors party thereto and the Trustee.

This prospectus refers to each of Royalty Pharma’s senior indenture and Royalty Pharma’s subordinated indenture individually as an “indenture” and collectively as the “indentures.” We refer to Royalty Pharma’s senior indenture as the “senior indenture”. We refer to Royalty Pharma’s subordinated indenture as the “subordinated indenture.”

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The senior indenture and the subordinated indenture are substantially identical, except for the provisions relating to subordination. See “—Subordinated Debt.”

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	whether or not the debt securities will have the benefit of a guarantee;

•	the maturity date;

•	the interest payment dates and the record dates for the interest payments;

•	the interest rate, if any, and the method for calculating the interest rate;

•	if other than New York, NY, the place where we will pay principal and interest;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	if other than denominations of $2,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	if other than the principal amount, the portion of principal amount payable upon acceleration of the maturity;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	if the debt securities may be exchangeable for and/or convertible into the Class A ordinary shares of Royalty Pharma or any other security;

•	whether and under what circumstances additional amounts will be paid to a holder in respect of any tax, assessment or governmental charge withheld or deducted;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	whether the debt securities will be issued in the form of global notes;

•	any material United States federal income and United Kingdom tax consequences;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including events of default, covenants, provisions related to amendments and waivers, transfer and exchange, satisfaction and discharge and defeasance.

The form of indentures filed with the registration statement of which this prospectus forms a part contain certain of these terms, which may be modified in connection with the offering of any debt securities.

Senior Debt

Royalty Pharma will issue under its senior indenture the debt securities that will constitute part of the senior debt of Royalty Pharma. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Royalty Pharma.

Subordinated Debt

Royalty Pharma will issue under its subordinated indenture the debt securities that will constitute part of the subordinated debt of Royalty Pharma. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” of Royalty Pharma. The specific subordination terms will be set forth in a supplemental indenture to the subordinated indenture and described in the prospectus supplement for the relevant series of debt.

Guarantees

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by Royalty Pharma may be guaranteed by any of the subsidiary registrants under the registration statement of which this prospectus forms a part. The guarantees will be full and unconditional on a joint and several basis.

Concerning the Trustee

Unless otherwise provided in respect of a series of debt securities, Wilmington Trust, National Association is the Trustee under each indenture. The Trustee and its affiliates have engaged in, and may in the future engage in, financial or other transactions with the Company and its affiliates in the ordinary course of their respective businesses, subject to the Trust Indenture Act.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

Royalty Pharma may issue warrants to purchase its debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Royalty Pharma and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

Royalty Pharma may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by Royalty Pharma or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate Royalty Pharma to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Royalty Pharma may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require Royalty Pharma to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Royalty Pharma’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under one or more of the indentures.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Royalty Pharma may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, Class A ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities, preference shares and Class A ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. Royalty Pharma may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preference security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preference security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preference security or unit agreement. We understand that under existing industry practices, if Royalty Pharma requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Royalty Pharma, the trustees, the warrant agents, the unit agents or any other agent of Royalty Pharma, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, Royalty Pharma, as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of theirs or of Royalty Pharma. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Royalty Pharma and/or the selling shareholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Royalty Pharma, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions,

•	at a fixed public offering price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling shareholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling shareholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Royalty Pharma at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Royalty Pharma and/or the selling shareholders, if applicable, to indemnification by Royalty Pharma and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Royalty Pharma and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the Class A ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Class A ordinary shares, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Class A ordinary shares and preference shares in respect of which this prospectus is being delivered will be passed upon for us by Davis Polk & Wardwell London LLP, and the validity of the debt securities, warrants, purchase contracts and units in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Royalty Pharma plc appearing in Royalty Pharma plc’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

383,000 Shares

Royalty Pharma plc

Class A ordinary shares